EXHIBIT 99.1

[GRAPHIC OMITTED - COMPANY'S LOGO]








                         Media Contact:        Kimberly Herman
                                               Vice President, Marketing and
                                               Strategic Planning
                                               Gentiva Health Services
                                               (631) 844-7080
                                               info@gentiva.com




                         Investor Relations:   John J. Collura
                                               Executive Vice President,
                                               Chief Financial Officer
                                               and Treasurer
                                               Gentiva Health Services
                                               (631) 844-7437



FOR IMMEDIATE RELEASE



                             Gentiva Health Services
                   Reports Fiscal 1999 and 4th Quarter Results


     Melville, New York -- March 10, 2000 -- Gentiva Health Services, North America's largest home health care company and a subsidiary of Olsten Corporation, today reported fiscal 1999 and fourth quarter results. These results are reported as if Gentiva were an independent, stand-alone company.

     In August 1999, Olsten Corporation announced plans to merge its staffing and information technology services businesses with Adecco S.A. and to split off its health services


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business as an independent public company -- Gentiva Health Services. Olsten
Health Services changed its name to Gentiva Health Services on February 1, 2000. Gentiva is expected to begin trading publicly (Nasdaq: GTIV) on March 16, 2000. Full-year financial information about the company will be available in the annual report on Form 10-K anticipated to be filed with the Securities and Exchange Commission (SEC) on or before April 3, 2000.

1999 Financial Performance


     For the year ended January 2, 2000, the Company reported a 12 percent increase in net revenue to $1.49 billion, compared to $1.33 billion in 1998. Excluding non-recurring charges and other adjustments, earnings before interest, taxes, depreciation and amortization (EBITDA) for the year was $44.6 million, compared with EBITDA of $22.3 million for 1998. Including non-recurring charges and other adjustments, EBITDA for 1999 was $29.4 million, compared to a loss of $99.7 million for 1998. Gentiva also reported a net loss of $15.1 million for 1999, compared to a net loss of $101.5 million for the previous year.

     Gentiva's revenue growth during the year was driven primarily by Specialty Pharmaceutical Services, Staffing Services and the Company's November 1998 re-entry into the Florida nursing market. EBITDA improvement for 1999 reflects operating efficiencies, facility consolidations and the realignment of business operations.

     Net revenue for the fourth quarter increased 3 percent to $372 million, compared to $362 million for the same quarter in 1998. EBITDA (before non-recurring charges and other adjustments) for the fourth quarter was $4.7 million, compared with EBITDA of $8.7 million for the same period in 1998. The reduction in EBITDA was primarily attributed to an increased provision for doubtful accounts. Net loss for the fourth quarter 1999 was $2.2 million, compared to a net loss of $43.0 million for the same period in 1998.

     "While 1999 demonstrated a significant improvement over 1998, we will continue our major turnaround efforts during 2000 to help us maintain our industry leadership position as a public company," said Edward A. Blechschmidt, chairman, chief executive officer and presi-


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                                      -3-


dent of Gentiva Health Services. "We have set 'improving cash flow' as a primary goal for the company, and the realignment of our business units has further positioned us to improve operating efficiencies. In addition, the Company will review all of its operations, practices and policies in light of our status as an independent health care company."

     Gentiva Health Services is North America's largest provider of home health care and related services. A leader in specialty pharmaceutical services and nursing services solutions, the company has more than 400 locations in North America. The company also provides marketing and distribution solutions for pharmaceutical, biotechnology and medical device firms as well as home infusion therapies, health care network management services, skilled nursing services and medical staffing solutions.

     Information contained in this news release, other than historical information, should be considered forward-looking, and is subject to various risk factors and uncertainties. For instance, the Company's strategies and operations involve risks of competition, changing market conditions, changes in laws and regulations affecting our industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those anticipated in any forward-looking statements.



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                                                        GENTIVA HEALTH SERVICES
                                                        Statement of Operations
                                                            (in thousands)


                                                            4th Quarter                               Fiscal Year
                                                 -----------------------------------    ----------------------------------------
                                                      1998               1999                 1998                  1999
                                                 ---------------    ----------------    ------------------    ------------------

Net Revenues                                     $      362,018     $       371,777     $       1,330,303     $       1,489,822
Cost of Services Sold                                   237,631             244,345               908,896               984,396
                                                 --------------    ----------------     -----------------     -----------------
Gross Profit                                            124,387             127,432               421,407               505,426
Provision for Doubtful Accounts                           7,238              14,353                24,046                38,687
SG&A Expenses                                           172,784             114,678               528,482               470,971
                                                 --------------    ----------------     -----------------     -----------------
Operating Profit (Loss)                                 (55,635)             (1,599)             (131,121)               (4,232)
Interest Expense, net                                     1,111                 911                 4,414                 3,969
Interest Expense on Intercompany Debt                     3,250               3,250                13,000                13,000
                                                 --------------    ----------------     -----------------     -----------------
Income (Loss) before Income Taxes                       (59,996)             (5,766)             (148,535)              (21,207)
Income Tax Benefit                                       17,002               3,532                47,070                 6,121
                                                 --------------    ----------------     -----------------     -----------------
Net Income (Loss)                                $      (42,994)    $        (2,234)     $       (101,465)    $         (15,086)
                                                 ==============    ================     =================     =================




                                                        GENTIVA HEALTH SERVICES
                                                       Supplemental Information
                                                            (in thousands)


                                                            4th Quarter                               Fiscal Year
                                                 -----------------------------------    ----------------------------------------
                                                      1998               1999                 1998                  1999
                                                 ---------------    ----------------    ------------------    ------------------

EBITDA before Non-Recurring Charges and Other
    Adjustments                                  $        8,688     $         4,728     $          22,280     $          44,593
Non-Recurring Charges and Other Adjustments
                                                         56,000              (1,500)              122,000                15,200
                                                 --------------     ---------------     -----------------     -----------------
EBITDA                                                  (47,312)              6,228               (99,720)               29,393
Depreciation and Amortization                             8,323               7,827                31,401                33,625
                                                 --------------     ---------------     -----------------     -----------------
Operating Profit (Loss)                          $      (55,635)    $        (1,599)    $        (131,121)    $          (4,232)
                                                 ==============     ===============     =================     =================
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